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                                                                    Exhibit 21.1

                    SIMON WORLDWIDE, INC. (SWWI) SUBSIDIARIES

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NAME OF SUBSIDIARY                     JURISDICTION OF INCORPORATION   OWNERSHIP
------------------                     -----------------------------   ---------
Academyrox One Limited                 United Kingdom                  100% owned by SWWI
(f/k/a Cyrk Europe Limited)

Academyrox Two Limited                 United Kingdom                  100% owned by SWWI.
(f/k/a Cyrk/Tonkin Europe Limited)

Super Premium Limited                  British Virgin Islands          100% owned by SWWI

Global Sourcing, Inc.                  British Virgin Islands          100% owned by SWWI
(f/k/a Cyrk Far East, Inc.)

Global Sourcing (HK) Limited           Hong Kong                       100% owned by Global Sourcing, Inc.
(f/k/a Cyrk (H.K.) Limited)

Simon Worldwide (Canada), Inc.         Canada                          100% owned by SWWI
(f/k/a Cyrk Marketing Services, Inc.)

Simonww.com, Inc.                      Delaware                        100% owned by SWWI
(f/k/a Cyrk.com, Inc.)

Simon Marketing, Inc.                  Delaware                        100% owned by SWWI

Simon Marketing (Hong Kong)
     Limited                           Hong Kong                       100% owned by Simon Marketing, Inc.

Simon Ventures, Inc.                   California                      100% owned by Simon Marketing, Inc.

Simon Marketing Consulting
     (Canada) Limited                  Canada                          100% owned by Simon Ventures, Inc.

Simon Ventures International           United Kingdom                  100% owned by Simon Ventures, Inc.
     Limited

Simon Marketing International
     GmbH                              Germany                         100% owned by Simon Ventures International LTD

Simon Marketing International
     Limited                           United Kingdom                  100% owned by Simon Marketing International GmbH

Simon Marketing International
     Services Limited                  United Kingdom                  100% owned by Simon Ventures International LTD

Simon Marketing East Limited           Hong Kong                       100% owned by Simon Marketing (H.K.) LTD
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